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                                                                    EXHIBIT 99.4

                       BENEDEK COMMUNICATIONS CORPORATION
                             OFFER TO EXCHANGE ITS
 13 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
              13 1/4% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006

To Our Clients:

     Enclosed  for your consideration is a Prospectus, dated              , 1996
(the 'Prospectus'), and the related Letter of Transmittal (the 'Letter of Transmittal'), relating to the offer (the 'Exchange Offer') of Benedek Communications Corporation (the 'Company') to exchange its 13 1/4% Senior Subordinated Discount Notes due 2006 which have been registered under the Securities Act of 1933, as amended, for its outstanding 13 1/4% Senior Subordinated Discount Notes due 2006 (the 'Existing Notes'), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated May 30, 1996, between the Company and Goldman, Sachs & Co.

     This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us in your account but not registered in your name. A TENDER OF SUCH EXISTING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 p.m., New York City time, on                , 1996, unless extended by  the
Company. Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Existing Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned 'The Exchange Offer -- Certain Conditions to the Exchange Offer.'

          3. Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on , 1996, unless extended by the Company.

     If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER EXISTING NOTES.

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                          INSTRUCTIONS WITH RESPECT TO
                                 EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Benedek Communications Corporation with respect to its Existing Notes.

     This will instruct you to tender the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and related Letter of Transmittal.

     Please tender the Existing Notes held by you for my account as indicated below:

                                                                       Aggregate Principal Amount at
                                                                         Maturity of Existing Notes

13  1/4%  Senior  Subordinated  Discount  Notes  due   2006   _________________________________________
[ ] Please do not tender any Existing Notes held by you for
    my account.

Dated: ______________________________________________, 1996   _________________________________________

                                                              _________________________________________
                                                                   Signature(s)

                                                              _________________________________________
                                                              _________________________________________
                                                                         Please print name(s) here

                                                              _________________________________________
                                                              _________________________________________
                                                                                Address(es)

                                                              _________________________________________
                                                                       Area Code and Telephone Number

                                                              _________________________________________
                                                                Tax Identification or Social Security No(s).

     None of the Existing Notes held by us for your account will be tendered unless we recieve written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Existing Notes held by us for your account.

                                       2


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